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                                                                   Exhibit 10.28

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Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                                 AMENDMENT #1
                      ADVERTISING AND PROMOTION AGREEMENT

     This Amendment #1 (this "Amendment") is entered into as of February 15, 2000 (the "Amendment Effective Date") by and between Yahoo! Inc., a Delaware corporation ("Yahoo") and Global Sports Interactive, Inc., a Pennsylvania Corporation ("Global Sports") and amends the Advertising and Promotion Agreement entered into between Yahoo and Global Sports as of October 3, 1999 (the "Agreement"). Unless otherwise expressly defined herein, all capitalized terms and Section references used herein shall have the meanings set forth in the Agreement.

     WHEREAS, as of the Amendment Effective Date, Yahoo and Global Sports desire to limit Global Sports' exclusivity rights under Section 11 of the Agreement;

     WHEREAS, as of April 1, 2000, Yahoo and Global Sports desire to terminate Yahoo's obligation to promote the Global Sports Links under Sections 2, 3, 4.2, 5, 6, 7 and 8 of the Agreement;

     WHEREAS, as of April 1, 2000, Yahoo and Global Sports desire that Yahoo promote the Global Sports Sports & Recreation Shopping Links (as defined below);

     WHEREAS, as of the Amendment Effective Date, Yahoo and Global Sports desire that Yahoo display the Global Sports Banner as set forth below and in Yahoo Insertion Order No. 72687.

     WHEREAS, Yahoo and Global Sports desire to alter the compensation terms set forth in Section 13 of the Agreement;


     NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and the Agreement, Yahoo and Global Sports hereby agree to amend the Agreement as follows:


1. In Section 1 of the Agreement, the definition of the word "Term" shall be replaced by the following definition and the word "Amendment Effective Date" shall have the following meaning:

     "Term" shall mean the period beginning on the Effective Date and continuing
      ----
     through December 31, 2000 or until this Agreement is otherwise terminated pursuant to Section 14.

     "Amendment Effective Date" shall mean February 15, 2000.
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2.   In Section 1 of the Agreement, the following definition shall be added:

     "Global Sports Sports & Recreation Shopping Links" shall mean all of the
      ------------------------------------------------
     Paid Advertising provided in the Sports and Recreation category Pages of Yahoo Shopping (including the Global Sports Charter Shopping
     Sponsorship) with the following exceptions: (i) only [*] of the Paid Advertising in the Yahoo Shopping Outdoor area; (ii) only [*] of the Paid Advertising in the Yahoo Shopping Golf area; (iii) only [*] of the Paid Advertising in the Yahoo Shopping Sports Supplements area; (iv) only
     [*] of the Paid Advertising in the Yahoo Shopping Sports Memorabilia area.


3. In Section 1 of the Agreement, the definition of the word "Page View" shall be replaced in its entirety by the following definition:

     "Page View" shall mean a user's request for a Page as measured by Yahoo's advertising reporting system. Global Sports acknowledges and agrees that multiple Global Sports Links on the same Page requested by a user (e.g., Sports and Recreation category Pages of Yahoo Shopping) could result in multiple Page Views being generated; provided that, Yahoo agrees that multiple Page Views will not be counted for multiple Global Sports Links appearing on Global Sports Banner Pages and Global Sports Button Pages.


4. Section 9 of the Agreement shall be replaced in its entirety with the following:

     Between the Effective Date and March 31, 2000, Yahoo will deliver [*] Global Sports E-Mails through the Yahoo! Delivers program. In all cases, Global Sports E-Mails shall be delivered only (x) to those registered users of Yahoo's U.S. targeted e-mail service that have indicated during the registration process for such service a willingness to receive promotional solicitations via Yahoo Mail; and (y) in accordance with Yahoo's privacy policy. The text of the Global Sports E-Mail shall be provided by Global Sports, consistent with Yahoo's standard policies and guidelines for such messages as set forth in Exhibit O, and shall be subject to Yahoo's prior
                              ---------
     approval (which shall not be unreasonably withheld). Yahoo will provide Global Sports with three agreed-upon attributes (e.g., age, gender, occupation) that may be used to target to registered users who receive the Global Sports E-Mails.



5. Section 11 of the Agreement shall be replaced in its entirety with the following:

     11.1 Beginning on the Amendment Effective Date and continuing until December 31, 2000, Yahoo shall not [*]. The parties acknowledge and agree that, other than expressly set forth in this Section 11.1, Yahoo shall not be restricted in any manner from promoting any entity (including, but not

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     limited to, Mammoth Golf and professional sports leagues) on the Yahoo
     Properties.

     11.2 Global Sports acknowledges that Yahoo has existing contractual obligations with the merchants set forth on Exhibit H ("Existing
                                                 ---------
     Obligations") and that notwithstanding anything to the contrary in this Agreement, Yahoo shall be permitted to fulfill the Existing Obligations without being considered to be in breach of its obligations under this
     Agreement.   Further, under no circumstances shall anything in this Section
     11 be deemed to restrict in any manner Yahoo's ability to (i) integrate any editorial content (other than branded content that may be provided by Global Sports Competitors) in any Yahoo Property, or (ii) include links to any entity in any directory, merchant listing or other shopping service or feature on any Yahoo Property. To the extent that it is not contractually obligated to do so, Yahoo agrees that it will not, in a manner inconsistent with Yahoo's obligations under Section 11, (x) extend or renew an Existing Obligation, or (y) consent to the extension or renewal of an Existing Obligation if Yahoo may withhold such consent in its sole discretion.

6. Effective April 1, 2000, Section 12 of the Agreement shall be deleted (and all obligations therein shall be deemed fulfilled) and replaced in its entirety with the following:

     12.1 Beginning on April 1, 2000 and continuing through December 31, 2000, Yahoo shall provide Global Sports the Global Sports Sports & Recreation Shopping Links. Yahoo shall guarantee delivery of [*] Page Views of the Global Sports Sports & Recreation Shopping Links.

     12.2 Between April 1, 2000, and December 31, 2000, Yahoo shall provide the Global Sports Banner on a rotating basis on the Global Sports Banner Pages. Yahoo shall guarantee delivery of [*] Page Views of such Global Sports Banner. For purposes of this Section 12.2, Global Sports Banner Pages shall mean: (i) those Pages displayed upon a user's searching the Yahoo Main Site for a keyword set forth on Exhibit 1 to Amendment #1 to this Agreement, dated as of February 15, 2000 ("Amendment #1"); and (ii) those Pages within the Yahoo Main Site categories set forth on Exhibit 1 to Amendment #1.

     12.3 In the event that Yahoo fails to deliver the minimum number of Page Views as set forth above at the expiration of the Term, Yahoo will "make good" the shortfall [*] after the end of the Term until such Page View obligation is satisfied. If Yahoo is unable to fulfill its Page View obligations through the original promotion during this additional period, Yahoo will then have an additional [*] to deliver the required number of Page Views through a comparable promotion acceptable to Global Sports (such three month period, together with the six month period described in the preceding sentence, being referred to collectively as the "Make Good Period"). The provisions set forth in this Section 12.3 set forth the entire liability of Yahoo, and Global Sports' sole remedy, for Yahoo's breach of its Page View obligations set forth in Sections 12.1 and 12.2 during the Term. For clarity, the parties acknowledge that the exclusivity provisions of Section 11 shall not extend beyond the Term and that the sole remedy set forth above shall not apply to a failure by Yahoo to fulfill its Page View obligations during the Make Good Period.

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     1.4  During the Term, Yahoo will provide Global Sports access to an electronic database that tracks the delivery of Page Views under this Agreement. Such database will be updated in accordance with Yahoo's standard updating procedures at least once per Quarter.


7. Sections 13.1, 13.2, 13.3, 13.4, and 13.5 of the Agreement shall be deleted (and all obligations therein shall be deemed fulfilled) and replaced in their entirety with the following. The parties expressly acknowledge and agree that Global Sports' obligation to deliver the Barter Media pursuant to Section 13.9 of the Agreement shall remain in full force and effect.

     1.1 Within five (5) business days of the Amendment Effective Date, Yahoo shall [*] to Global Sports [*] of the Slotting Fee.

     1.2 In consideration of Yahoo's performance and obligations as set forth herein under Section 5 of Amendment #1, Global Sports will compensate Yahoo in an amount equal to [*]. Such fee shall be due and paid to Yahoo as follows: (i) [*] on April 1, 2000; (ii) [*] on May 1, 2000; (iii) [*] on
     June 1, 2000; (iv) [*] on July 1, 2000; (v) [*] on August 1, 2000; (vi)
     [*]on September 1, 2000; (vii) [*] on October 1, 2000; (viii) [*] on November 1, 2000; (ix) [*] on December 1, 2000.

     1.3  Revenue Share.  In addition to the fees set forth in Section 13.2
          -------------
above, Global Sports shall pay to Yahoo a non-refundable, non-creditable fee equal to [*] percent ([*]%) of any Global Sports Revenue earned beginning on April 1, 2000, and continuing through the remainder of the Term (the "Revenue Share Fee"). Yahoo acknowledges and agrees that all revenue share fees in connection with Global Sports Revenue earned prior to April 1, 2000 shall be deemed fulfilled. In accordance with the definition of Global Sports Revenue, it is understood that Global Sports Revenue does not include revenue from sales made through the Global Sports Site (as opposed to the Merchant Pages, which are displayed by Yahoo through a proxy server). The Revenue Share Fee shall be paid by Global Sports to Yahoo on a quarterly basis within the later of (i) thirty
(30) days following the last day of each calendar quarter of the Term, and (ii) ten (10) days following Global Sports' receipt of a Yahoo's written invoice calculating: (i) the total dollar amount of Global Sports Revenue earned during the applicable period, and (ii) a calculation of the Revenue Share Fee.


8. Effective April 1, 2000, Yahoo's obligations to promote the Global Sports Links under Sections 2, 3, 4.2, 5, 6, 7 and 8 of the Agreement shall cease and all obligations therein and relating thereto shall be deemed fulfilled.

9. Section 14.4(a) of the Agreement shall be deleted and Global Sports shall have no right to terminate the Agreement (as amended by this Amendment) pursuant to such Section. The references to Section 14.4(a) shall be deleted from Sections 13.9 and 14.6.

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10.  Section 14.5 of the Agreement shall be deleted and Global Sports shall have no right of first presentation pursuant to such Section.

11.  Exhibit K of the Agreement shall be replaced in its entirety by Exhibit K
     ---------                                                       ---------
     attached hereto

12. Global Sports acknowledges and agrees that during the Term, the Global Sports Retailers shall continue to participate in Yahoo's Remote Merchant Integration program in accordance with the terms of the Remote Merchant Integration Program Agreement.

13. In accordance with Yahoo Insertion Order No. 72687, Yahoo shall deliver a minimum of [*] Page Views of the Global Sports Banner. Yahoo will deliver such Page Views as follows: (i) at least [*] Page Views between the Amendment Effective Date and March 31, 2000; and (ii) any remaining Page Views by June 30, 2000. No less than [*] of such Page Views shall be delivered in banner positions rotating throughout the Yahoo Main Site, with the remainder being delivered in banner positions rotating throughout the Yahoo Properties.

14. Except as expressly amended as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.



                           [signature page follows]

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     This Amendment has been executed by the duly authorized representatives of the parties, effective as of February 15, 2000.

YAHOO! INC.                     GLOBAL SPORTS INTERACTIVE, INC.

By: _____________________       By: ________________________

Name: ___________________       Name: ______________________

Title: ___________________      Title: _______________________

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